UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2013

RINGCENTRAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36089	94-3322844
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Address of principal executive offices: 1400 Fashion Island Boulevard, Suite 700, San Mateo, CA 94404

Registrant’s telephone number, including area code: (650) 472-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 31, 2013, RingCentral, Inc., a Delaware corporation (the “Company”), refinanced certain of its outstanding debt as described below, to lower the interest rate on such debt. In connection with this refinancing, on December 31, 2013, the Company entered into a Second Amendment to Second Amended and Restated Loan and Security Agreement (the “Second Amendment”) by and among the Company, RCLEC, Inc. (“RCLEC,” and together with the Company, the “Borrowers”) and Silicon Valley Bank, as lender (the “Lender”). The Second Amendment amends the terms of the Company’s existing Second Amended and Restated Loan and Security Agreement, dated as of August 14, 2013 by and among the Borrowers and Lender, as amended (the “Existing Loan Facility”) and provides for an additional term loan in the principal amount of up to $15,000,000, all of which the Company borrowed from Lender on December 31, 2013.

The proceeds of the new term loan were used to repay all of the outstanding term loans under the Existing Loan Facility and all of the outstanding term loans under the Plain English Growth Capital Loan and Security Agreement, dated as of June 22, 2012 by and between the Company and TriplePoint Capital LLC, as amended. Amounts repaid under these prior term loans cannot be reborrowed and upon repayment, all obligations under the prior term loans have terminated. The new term loan bears interest at an annual rate of, at Borrowers’ option, (i) prime rate as reported in The Wall Street Journal plus a margin of 0.75% or 1.00% or (ii) adjusted LIBOR rate (based on one, two, three or six-month interest periods) plus a margin of 3.75% or 4.00%, in each case such margin being determined based on the average cash balances maintained with Lender or Lender’s affiliates for the preceding month. Interest is due and payable in arrears monthly for prime rate loans and at the end of an interest period for LIBOR rate loans. Principal is required to be repaid in 48 equal monthly installments. The new term loan is subject to substantially the same affirmative and negative covenants and events of default as the Existing Loan Facility.

The Existing Loan Facility provides for a revolving line of credit of up to $15,000,000. As of December 31, 2013, the outstanding balance under the revolving line of credit is $10,777,778. The Second Amendment amends the interest rate of this revolving line of credit to an annual rate of, at Borrowers’ option, (i) prime rate as reported in The Wall Street Journal plus a margin of 0.25% or 0.50% or (ii) adjusted LIBOR rate (based on one, two, three or six-month interest periods) plus a margin of 3.25% or 3.50%, in each case such margin being determined based on the average cash balances maintained with Lender or Lender’s affiliates for the preceding month.

The Second Amendment also amends the financial covenants in the Existing Loan Facility to require (i) minimum cash balances representing the greater of $10,000,000 or three times the Company’s quarterly cash burn rate, as defined in the Existing Loan Facility and (ii) minimum EBITDA covenant, as determined in accordance with the Second Amendment.

The Lender and its affiliates have engaged in, and may in the future engage in, banking and other commercial dealings in the ordinary course of business with the Company or the Company’s affiliates. Lender and its affiliates have received, or may in the future receive, customary fees and commissions for these transactions.

Additional details of the Existing Loan Facility were previously disclosed in the Company’s Form S-1 filed with the Securities and Exchange Commission effective on September 26, 2013 and are incorporated herein by reference.

The foregoing description of the Second Amendment is qualified in its entirety by reference to the full text of the Second Amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Second Amendment to Second Amended and Restated Loan and Security Agreement, dated as of December 31, 2013, by and among RingCentral, Inc., RCLEC, Inc. and Silicon Valley Bank.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RINGCENTRAL, INC.

January 6, 2014	By:	/s/ Clyde Hosein
		Name:	Clyde Hosein
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amendment to Second Amended and Restated Loan and Security Agreement, dated as of December 31, 2013, by and among RingCentral, Inc., RCLEC, Inc. and Silicon Valley Bank.